UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2013

ITC HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Commission File Number: 001-32576

Michigan (State of Incorporation)	32-0058047 (IRS Employer Identification No.)

27175 Energy Way, Novi, Michigan 48377

(Address of principal executive offices) (zip code)

(248) 946-3000

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of 2013 Cash Bonus Performance Measures

On February 12, 2013, the Compensation Committee (the “Committee”) of the Board of Directors of ITC Holdings Corp. (the “Company”) determined that employees will be eligible for cash bonuses for 2013 performance under a corporate bonus plan adopted pursuant to the Company’s Second Amended and Restated 2006 Long Term Incentive Plan (the “LTIP”), based on the achievement of Company performance goals based on fewer than targeted lost work days for safety reasons, fewer than targeted recordable safety incidents, compliance with mandatory reliability standards, fewer than targeted outages, completion of priority maintenance activities, completion of targeted capital projects, lower than targeted operating and maintenance expenses, and higher than targeted Earnings Before Interest and Taxes (EBIT) plus Allowance for Funds Used During Construction (AFUDC). If all of these goals are fully achieved, bonuses would be paid to named executive officers in amounts equal to the target amounts, as a percentage of base salary, established by the Committee, which are as follows: 125% for Joseph L. Welch, President and Chief Executive Officer; and 100% for each of Linda H. Blair, Executive Vice President and Chief Business Officer; Cameron M. Bready, Executive Vice President and Chief Financial Officer; Jon E. Jipping, Executive Vice President and Chief Operating Officer; and Daniel J. Oginsky, Senior Vice President and General Counsel.

In addition, a performance multiplier based on the Company’s total return to shareholders compared to Dow Jones Utility Average companies will be applied to the executive officers’ bonus target if total return to shareholders is a positive number. The multiplier will be determined by comparing the Company’s 2013 total return to shareholders to the total return to shareholders of each of the companies that comprise the Dow Jones Utility Average index. Based on the Company’s 2013 total return to shareholders, to the extent it ranks within the 51st to 100th percentile as compared to the companies that comprise the Dow Jones Utility Average index, the multiplier will be in the range of 1.2 to 2.0.

Approval of Bonuses

On February 12, 2013, the Committee also approved payment of discretionary cash bonuses to the Company’s named executive officers in connection with completion of Phase II of the KETA project. The amounts of the discretionary cash bonuses are set forth in the table below.

Name	Title	Bonus
Joseph L. Welch	President and Chief Executive Officer	$56,224
Linda H. Blair	Executive Vice President and Chief Business Officer	$24,904
Cameron M. Bready	Executive Vice President and Chief Financial Officer	$23,953
Jon E. Jipping	Executive Vice President and Chief Operating Officer	$22,052
Daniel J. Oginsky	Senior Vice President and General Counsel	$15,446

Item 8.01 Other Events.

Declaration of Dividend

On February 13, 2013, the Board of Directors of the Company declared a quarterly cash dividend of $0.3775 per common share, payable on March 15, 2013 to shareholders of record on March 1, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 15, 2013

ITC HOLDINGS CORP.

By:	/s/ Daniel J. Oginsky
Daniel J. Oginsky
Its:	Senior Vice President and General Counsel